Exhibit 8.1

List of Significant Subsidiaries and Consolidated Entities of

Alibaba Group Holding Limited as of March 31, 2016

Taobao Holding Limited (Cayman Islands)

Taobao China Holding Limited (Hong Kong)

Zhejiang Tmall Technology Co., Ltd. (PRC)

Taobao (China) Software Co., Ltd. (PRC)

Ali Panini Investment Holding Limited  (Hong Kong)

Alibaba Group Services Limited (Hong Kong)

Alibaba (China) Co., Ltd. (PRC)

Alibaba Group Treasury Limited (BVI)

Alibaba Group Properties Limited (Cayman Islands)

Alibaba Investment Limited (BVI)

Ali UC Investment Holding Limited (Cayman Islands)

Ali WB Investment Holding Limited (Cayman Islands)

AutoNavi Holdings Limited  (Cayman Islands)

Ali YK Investment Holding Limited (Cayman Islands)

Ali CV Investment Holding Limited (Cayman Islands)

Perfect Advance Holding Limited (BVI)

Hangzhou Ali Venture Capital Co., Ltd. (PRC)

Ali CN Investment Holding Limited (BVI)

Ali KB Investment Holding Limited (Cayman Islands)

Alibaba.com Limited (Cayman Islands)

Alibaba.com Investment Holding Limited (BVI)

Alibaba.com China Limited (Hong Kong)

Alibaba (China) Technology Co., Ltd. (PRC)

Shen Zhen OneTouch Business Service Ltd. (PRC)

Alibaba.com International (Cayman) Holding Limited (Cayman Islands)

Alibaba.com International (BVI) Holding Limited (BVI)

Alibaba.com Singapore E-Commerce Private Limited (Singapore)

Alimama Limited (Cayman Islands)

Alimama Investment Holding Limited (BVI)

Alimama China Holding Limited (Hong Kong)

Hangzhou Alimama Technology Co., Ltd. (PRC)

Hangzhou Alimama Software Services Co., Ltd. (PRC)

Alisoft Holding Limited (Cayman Islands)

Alisoft Investment Holding Limited (BVI)

Alisoft China Holding Limited (Hong Kong)

Zhejiang Alibaba Cloud Computing Ltd. (PRC)

Alibaba Cloud Computing Ltd. (PRC)

Hangzhou Alibaba Advertising Co., Ltd. (PRC)

Hangzhou Ali Technology Co., Ltd. (PRC)

Zhejiang Taobao Network Co., Ltd. (PRC)

Zhejiang Tmall Network Co., Ltd. (PRC)